UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Second Amended

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)               February 17, 2008

CABLE NET, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-32309	86-1010155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Bankers Hall East, 855 – 2nd Street S.W., Calgary, Alberta	T2P 4K7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code               403-298-3100

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Pursuant to Item 301(a)(1)(i) of Regulation S-B we are required to note that Braverman International, P.C. resigned on February 17, 2008.

Pursuant to Item 304(a)(1)(ii) of Regulation S-B, the President of the Company has reviewed the audit reports of Braverman International, P.C.  For the past two fiscal years ended December 31, 2005 and December 31, 2006, Braverman International, P.C.'s report on Cable Net Inc.'s financial statements did not contain an adverse opinion, a disclaimer of opinion, nor did they contain a qualification or modification as to uncertainty, audit scope or accounting principles except that the reports contained going concern qualifications.

During Cable Net Inc.'s two most recent fiscal years, December 31, 2005 and 2006, and the subsequent period through the date of termination, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report as described in Item 304(a)(1)(iv) of Regulation S-B.

Pursuant to Item 304(a)(1)(iv)A) of Regulation S-B there were no disagreements, resolved or not, with Braverman International, P.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which have caused them to make reference to subject matter of the disagreements in connection with their reports during anytime of their engagement.

Pursuant to section 4.01, Changes in Registrants Certifying Accountant, the President, Frank Marasco, would like to announce the Engagement as of February 19, 2008 of Nick Herb Accounting Services, P.C., a PCAOB Registered Firm, as the Company's new Certifying Accountants.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements
None

(d)  Exhibits

Exhibit Number	Description
16	Resignation Letter of Braverman International, P.C. Dated May 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable Net, Inc.

Date: May 6, 2008	By:	/s/ Frank Marasco
Name: Frank Marasco
Title: President and Director